Exhibit 10.11
SECOND AMENDMENT TO LEASE
     This Second Amendment to Lease dated as of July 3, 2001 (this “Second Amendment”), is made by and between Westlake North Associates, LLC, a Delaware limited liability company (“Landlord”), and homestore.com, Inc., a Delaware corporation (“Tenant”).
RECITALS
     A. Landlord and Tenant entered into that certain Standard Office Lease Form, Westlake North Business Park dated March 7, 2000, with regard to the premises constituting Building I of the Project, located at 30700 Russell Ranch Road, Westlake Village, California, and amended the lease by a “First Amendment to Lease” dated February, 2001 (collectively, the “Lease").
     B. Landlord also owns Building II and Building III in the Project. Pursuant to Exhibit I of the Lease, Right of First Offer (Leasing and Sale of Project) (“Exhibit I”), Tenant had a right of first offer, pursuant to the terms of Exhibit I, to lease space in Building II and Building III of the Project.
     C. In contemplation of the pending sale of the real property (the “Property”) of which the premises under the Lease are a part to Miller Brothers Investment LLC, a California limited liability company (“Miller”), Landlord and Tenant now desire to amend and modify the Lease to, among other things, delete Exhibit I from the Lease and to agree to enter into a separate agreement reflecting the rights and obligations of Landlord and Tenant as set forth in Section 1 of Exhibit I.
     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby further amend the Lease as follows:
     1. Landlord and Tenant agree that effective upon the Effective Date (defined below), Exhibit I, Right of First Offer (Leasing and Sale of Project) shall be deleted from the. Lease in its entirety; and any and all rights contained in said Exhibit I (or contained elsewhere in the Lease) pertaining to Tenant’s right of first offer to lease space in Buildings II and III in the Project and right of first offer with respect to a sale of the Project or Building shall terminate and shall be of no further force and effect vis-a-vis Miller and Tenant.
     2. Landlord and Tenant acknowledge that vis-a-vis Landlord, as owner of Building II and Building III, and Tenant, Tenant continues to have a right of first offer as described in Section 1 of Exhibit I only with respect to Building II in the Project.
     3. Tenant acknowledges and agrees with Landlord that Tenant waived and has no further rights as described in Section 1 of Exhibit I with respect to Building III in the Project.

     4. Tenant acknowledges and agrees with Landlord that Tenant waived and has no further rights with respect to the sale of the Project or Building under Section 2 of Exhibit I.
     5. Prior to or concurrently herewith, Landlord and Tenant have entered into that certain Right of First Offer of even date herewith (the “Right of First Offer”) wherein Landlord, as owner of Building II and Building III in the Project, grants to Tenant the rights contained in Section 1 of Exhibit I with respect to Building II.
     6. Notwithstanding the execution by Tenant and Landlord of this Second Amendment or the Right of First Offer or anything to the contrary contained herein or therein, this Second Amendment shall not be effective unless and until the sale of the Property by Landlord to Miller is consummated (i.e., when a deed conveying title to the Property to Miller is recorded in the Official Records), the date of said recording of said deed being referred to herein as the “Effective Date.” From and after the Effective Date, this Second Amendment shall be valid and effective and binding upon the parties hereto and their respective successors and assigns, and (i) any and all provisions in the Lease which create obligations on the part of Miller, its successors or assigns, as the landlord thereunder, with respect to the Project as a whole or either of Building II or Building III shall be of no further force or effect, and (ii) the terms and provisions of the Lease shall not be construed to impose any obligations on the part of Westlake North Associates, LLC for the benefit of the Project or Tenant. In addition, with respect only to Section 9.5 of the Lease, the term “Project” shall mean Building I only.
     7. Section 15.8(b) of the Lease is hereby amended to delete and to eliminate the last paragraph thereof (which starts and ends with the following language: “However, in the event Landlord wishes ... Tenant’s exclusive parking spaces”).
     8. All terms not defined herein shall have the same meaning as the defined terms in the Lease.
     9. As modified herein, the Lease remains in full force and effect.
     10. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

“Landlord”			“Tenant”

WESTLAKE NORTH ASSOCIATES, LLC, a Delaware limited liability company			homestore.com, Inc., a Delaware corporation

By:	IDS Westlake North Associates, LLC,
	California limited liability company		By:	/s/ Catherine Giffen

	By:	/s/ David G. Mgrublian	Name:	Catherine Giffen

	Name:	David G. Mgrublian	Title:	Senior Vice President,
	Title:	Managing Director	Human Resources and Administration

			By:	/s/ John Giesecke

			Name:	John Giesecke

			Title:	Chief Operating Officer

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